                                                                  Exhibit (n)(2)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 22, 2002, relating to the financial statements of Aetos Capital Multi-Strategy Arbitrage Fund, LLC, Aetos Capital Distressed Investment Strategies Fund, LLC, Aetos Capital Long/Short Strategies Fund, LLC, and Aetos Capital Market Neutral Strategies Fund LLC, (the "Funds"), which appear in such Registration Statement. We also consent to the references to us under the headings "Accountants and Legal Counsel" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
August 22, 2002